Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements No. 333-217595, 333-197882, 333-185501, 333-182379, 333-171318, 333-151992, 333-135973, 333-114007, 333-270479 and 333-273810 on Form S-8 and the registration statement No. 333-293137 on Form S-3ASR of NRG Energy, Inc. of our report dated June 26, 2025, with respect to the consolidated financial statements of Gridiron Intermediate Holdings, LLC and subsidiaries, which report appears in the Form 8-K of NRG Energy, Inc. dated March 2, 2026.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 27, 2026